As filed with the Securities and Exchange Commission on August 11, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         CALIFORNIA WATER SERVICE GROUP
                         ------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)


                                   77-0448994
                                   ----------
                     (I.R.S. Employer Identification Number)


     1720 North First Street, San Jose, California                 95112-4598
     ---------------------------------------------                 ----------
     (Address of principal executive offices)                      (Zip Code)


              California Water Service Group Equity Incentive Plan
              ----------------------------------------------------
                            (Full Title of the Plan)


                                 Richard D. Nye
                         California Water Service Group
                             1720 North First Street
                             San Jose, CA 95112-4598
                             -----------------------
                     (Name and address of agent for service)

                                 (408) 367-8200
                                 --------------
           Telephone Number, Including Area Code, of Agent For Service

                         CALCULATION OF REGISTRATION FEE
----------------------- ------------------ ------------------------- ------------------------ ------------------
                        Amount                                       Proposed Maximum
Title Of Securities     To Be              Proposed Maximum          Aggregate Offering       Amount Of
 To Be Registered       Registered         Offering Price Per Share  Price                    Registration Fee
----------------------- ------------------ ------------------------- ------------------------ ------------------
Common Stock, par
value $0.01 per          1,000,000 shares       $37.277                 37,277,000               $4,387.50 1/
share, along with
preferred stock
purchase rights
----------------------- ------------------ ------------------------- ------------------------ ------------------

1/ In addition to the common stock and preferred stock purchase rights set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends in accordance with Rule 416(b). Fee calculated pursuant to Rule 457(c) based on the average of the high and low prices on the New York Stock Exchange on August 9, 2005 of $37.277.


                                       2

                                     Part I

     Note: The document(s) containing the information specified by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1).

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The registrant hereby incorporates by reference in this registration statement the following documents:

         1) Annual Report on Form 10-K of the registrant for the fiscal year ended December 31, 2004;

         2) Quarterly Report on Form 10-Q of the registrant for the quarters ended March 31 and June 30, 2005;

         3) Current  Reports on Form 8-K of the registrant  filed on February 8,
April 7 and April 28, 2005 (a second Current Report on Form 8-K was furnished, but not filed, on April 28, 2005 and is not being incorporated by reference herein) and the Current Report on Form 8-K filed on July 28, 2005 (as subsequently amended);

         4) The description of the registrant's common stock set forth in the Registration Statement on Form 8-A under Section 12(b) of the Exchange Act filed
March 18, 1994 and any future amendment or report filed for the purpose of updating such description; and

         5) The description of the registrant's preferred stock purchase rights in the Registration Statement on Form 8-A under Section 12(b) of the Exchange
Act filed February 13, 1998 and any future amendment or report filed for the purpose of updating such description.

         All documents filed (but not furnished) by the registrant with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the registrant files a post-effective amendment which reports that all securities offered in this Registration Statement have been sold, or to deregister all unsold securities, shall also be deemed to be incorporated by reference and to be part of this Registration Statement from the dates we file each of those documents.


Item 4.  Description of Securities.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


                                       3

Item 6.  Indemnification of Officers and Directors.

     The company 's Certificate of Incorporation provides that the liability of our directors, both to the company and to its stockholders, for monetary damages, including liability for breach of fiduciary duty, shall be eliminated to the fullest extent permissible under Delaware law. The Certificate also provides that the company shall indemnify any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that that person is or was an agent of the company, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law. The company also maintains officers and director's liability insurance.


Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The Exhibit Index attached hereto is incorporated by reference.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the


                                       4

offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The  undersigned  registrant  hereby  undertakes  that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Exchange Act (and, where  applicable,  each filing of an employee benefit plan's
annual  report   pursuant  to  Section  15(d)  of  the  Exchange  Act)  that  is incorporated by reference in the registration  statement shall be deemed to be a new registration  statement relating to the securities offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of
the  registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
registrant  has been advised that in the opinion of the  Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       5


                                   Signatures

The Registrant.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 11, 2005.

                             CALIFORNIA WATER SERVICE GROUP



                             By: /s/ Richard D. Nye
                                ----------------------
                                Richard D. Nye
                                Vice President, Chief Financial Officer
                                and Treasurer


                                       6

                                POWER OF ATTORNEY

     The officers and directors of California Water Service Group whose signatures appear below hereby constitute and appoint Peter C. Nelson and Richard D. Nye, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                             Title
     ---------                             -----

/s/Peter C. Nelson                     President and Chief Executive         May 20, 2005
------------------                     Officer (Principal Executive
Peter C. Nelson                        Officer) and Director


/s/Richard D. Nye                      Vice President, Chief Financial       May 20, 2005
-----------------                      Officer and Treasurer (Principal
Richard D. Nye                         Financial and Accounting Officer)


/s/Robert W. Foy
----------------                       Director, Chairman of the Board       May 20, 2005
Robert W. Foy                          of Directors


/s/Douglas M. Brown                    Director                              May 20, 2005
-------------------
Douglas M. Brown


/s/Edward D. Harris, Jr., M.D.         Director                              May 20, 2005
------------------------------
Edward D. Harris, Jr., M.D.


/s/Bonnie G. Hill                      Director                              May 20, 2005
-----------------
Bonnie G. Hill


/s/David N. Kennedy                    Director                              May 20, 2005
-------------------
David N. Kennedy


     Signature                             Title
     ---------                             -----


/s/Richard P. Magnuson                 Director                              May 20, 2005
----------------------
Richard P. Magnuson


/s/Linda R. Meier                      Director                              May 20, 2005
-----------------
Linda R. Meier


/s/George A. Vera                      Director                              May 20, 2005
-----------------
George A. Vera

                                  EXHIBIT LIST
                                  ------------


4.1      Certificate  of   Incorporation   of  California  Water  Service  Group
         (incorporated by reference to Exhibit A of the registrant's Proxy Statement dated March 18, 1999*)

4.2 Restated By-laws of California Water Service Group as amended on January 26, 2000 (incorporated by reference to Exhibit 3-2 to the registrant's Current Report on Form 8-K dated January 26, 2000*)

4.3 California Water Service Group Equity Incentive Plan (incorporated by reference to Appendix B of the registrant's Proxy Statement dated March 25, 2005*)

5        Opinion of counsel as to the legality of securities being registered

23.1     Consent of counsel (included in Exhibit 5)

23.2     Consent of KPMG LLP as independent registered public accounting firm

24 Power of attorney (included in signature page of this registration statement)

---------------------
*        File No. 001-13883.